Exhibit 99.1

American Energy Development Corp. Outlines Development Strategy for United Kingdom Prospect

NEW YORK, April 19, 2012 - American Energy Development Corp. (AED) (OTCBB:AEDC)   has outlined its strategy for the development of the company’s 24,700 acre Windsor Prospect located in the United Kingdom.

Managed by AED’s wholly-owned U.K.-based subsidiary, Reservoir Resources Limited, the prospect acreage is located in the proven Weald Basin. The prospect has geological formations and structures that extend onshore from the North Sea, with seismic mapping showing a closed anticline structure. Middle Jurassic oil shows and oil production are currently found throughout the basin, which is suggestive of an active petroleum system in the area. An independent geological report indicates the Windsor acreage could have an estimated prospective resource potential of up to 615 million barrels of oil in place.

AED’s senior management is currently in the United Kingdom to discuss the development program with several potential contractors.  AED has outlined a four point plan to advance the prospect to be drill-ready by the second half of 2012:

1.	Conducting full feasibility and environmental studies

2.	Determine an initial drill location using geological and geophysical tools per the study results

3.	Submit documentation for the drilling permit to the Department of Energy and Climate Control

4.	Tender for drilling and auxiliary services

"We plan to the use the extensive geological and geophysical tools at our disposal to unlock the potential in this asset,” said the president of AED, Herold Ribsskog.  “We also plan to use the latest and most advanced technology to ensure our operations are conducted in a safe and efficient manner.”

To receive further information about American Energy Development Corp., telephone
(855) OIL-AEDC or email ir@aed-corp.com

About American Energy Development Corp.

American Energy Development Corp. is an independent US energy company, committed to creating American energy independence through the development of acreage in established oil and gas basins. Using the latest geological, geophysical, and environmental technology, the Company's goal is to locate, drill, and produce oil and gas in the United States and secure regions. American Energy Development's focus is on the development of Niagaran oil reefs in Michigan and the underexplored onshore basins in the United Kingdom.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks associated with drilling and production programs resulting from geological, technical, drilling, seismic and other unforeseen problems; unexpected results of exploration and development drilling and related activities; continued availability of capital and financing; increases in operating costs; risks associated with oil and gas operations in general; availability of skilled personnel; unpredictable weather conditions; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding "probable," "possible," or "recoverable" "reserves," "resources" and “oil in place” among others. U.S. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and Form S-1, File No. 333-169014, available from us at American Energy Development Corp., 1230 Avenue of the Americas, 7th Floor, New York, NY 10020.

CONTACT:

Company Contact:
American Energy Development Corp.
Joel Felix, Chief Financial Officer
Tel 646-756-2851
info@aed-corp.com

Investor Contact:
Justin Vaicek
Liolios Group, Inc.
Tel (855) OIL-AEDC (645-2332)
ir@aed-corp.com